Exhibit 99.1

AstroNova Announces Fiscal Fourth-Quarter and Full-Year 2023 Financial Results

Company to Host Conference Call at 9:00 a.m. ET Today

Fiscal Fourth-Quarter 2023 Summary

  Bookings of $36.3 million
  Revenue of $39.9 million
  Operating income of $2.1 million
  Net income of $1.4 million, or $0.18 per diluted share
  Adjusted EBITDA of $3.9 million, or 9.7% of revenue

Fiscal Full-Year 2023 Summary

  Bookings of $138.6 million
  Backlog of $35.8 million at fiscal year-end
  Revenue of $142.5 million
  Operating income of $5.4 million
  Net income of $2.7 million, or $0.36 per diluted share
  Adjusted EBITDA of $10.3 million, or 7.3% of revenue

WEST WARWICK, R.I.--(BUSINESS WIRE)--March 23, 2023--AstroNova, Inc. (Nasdaq: ALOT), a global leader in data visualization technologies, today announced financial results for the fourth quarter and full year ended January 31, 2023.

CEO Commentary

“We finished fiscal 2023 with a strong fourth quarter, delivering solid revenue and earnings growth,” stated Greg Woods, President and Chief Executive Officer of AstroNova. “Our performance highlights the outstanding work of our team members around the globe in navigating a year of extraordinary macroeconomic challenges and positioning AstroNova for continued success as we advance through fiscal 2024 and beyond.

“Revenue increased 34% year-over-year in the fourth quarter, fueled by gains in both segments. In Test & Measurement, 61% top-line growth was driven by our Aerospace product line, which benefited from a combination of favorable pricing adjustments, greater cost efficiencies and the ongoing production ramp of commercial, business and military aircraft. With the recovery in commercial air travel, revenue from supplies and repair services also grew nicely. While the cost for certain components remains elevated, the supply chain constraints and pricing effects we were experiencing earlier in the year moderated in the fourth quarter,” Woods stated.

“Our Product Identification segment generated 26% revenue growth in the quarter, attributable to the acquisition of Astro Machine in the third quarter of fiscal 2023,” Woods stated. “The business is performing in line with our expectations as we advance through the integration process. During the fourth quarter, we launched the production release of the QL‑E100, our full-color label printer designed for small businesses and production facilities. Production shipments are underway, and we are pleased with the initial customer response to our entry into this new tabletop market segment.

“Looking ahead, we are well positioned in both of our segments, in Product Identification we are excited about the opportunities to continue to capitalize on the synergies provided by Astro Machine, and the rebound in the Aerospace and Defense sectors bodes well for our Test and Measurement segment, as we begin fiscal 2024,” Woods concluded. “Powered by the AstroNova Operating System, the foundation of our continuous improvement strategy, we expect sustained momentum throughout the year.”

On a Generally Accepted Accounting Principles (GAAP) basis, net income for the 12 months ended January 31, 2023, included $0.7 million of operating expenses related to the acquisition of Astro Machine, Inc. For the twelve months ended January 31, 2022, GAAP net income included $6.0 million, or $0.82 per diluted share, in benefits related to an employee retention credit under the Coronavirus Aid, Relief, and Economic Security (CARES) Act and loan forgiveness under the Paycheck Protection Program (PPP). GAAP net income for fiscal year 2022 also included an expense of $0.5 million (net of tax), or $0.07 per diluted share, related to the write-off of the Company’s Oracle EnterpriseOne Enterprise Resource Planning (ERP) system.

Operating Segment Results

Product Identification

Product Identification segment revenue was $28.1 million in the fourth quarter of fiscal 2023, compared with $22.4 million in the fiscal 2022 fourth quarter. Segment operating profit was $1.9 million, or 6.7% of revenue, compared with revenue of $1.5 million, or 6.5% of revenue, in the fourth quarter of fiscal 2022, reflecting higher sales and an easing of supply chain pressures in the 2023 period.

For fiscal full-year 2023, Product Identification revenue increased to $103.1 million from $90.9 million for fiscal full-year 2022. GAAP segment operating profit was $7.9 million, or 7.7% of revenue, in fiscal 2023 compared with $10.4 million, or 11.5% of revenue, in fiscal 2022. On a non-GAAP basis, excluding the employee retention credit under the CARES Act, segment operating profit in fiscal 2022 was $9.0 million, or 9.9% of revenue. There were no non-GAAP adjustments to segment operating profit in fiscal 2023.

Test & Measurement

Test & Measurement segment revenue increased to $11.7 million in the fourth quarter of fiscal 2023 from $7.3 million in the fourth quarter of fiscal 2022, primarily as a result of favorable pricing actions and the continued recovery of the commercial aviation market. Segment operating profit was $3.2 million, or 27.3% of segment revenue, compared with operating profit of $0.5 million, or 6.8% of segment revenue, in the fourth quarter of fiscal 2022, reflecting higher revenues, increased manufacturing efficiencies and favorable pricing actions in the 2023 period.

For fiscal full-year 2023, Test & Measurement revenue was $39.4 million, compared with $26.6 million in fiscal full-year 2022. GAAP segment operating profit was $9.0 million, or 22.8% of segment revenue, in fiscal 2023, compared with $3.4 million, or 12.8% of revenue in fiscal 2022. On a non-GAAP basis, excluding the employee retention credit under the CARES Act, segment operating profit in fiscal 2022 was $2.6 million, or 9.8% of revenue. There were no non-GAAP adjustments to segment operating profit in fiscal 2023.

Financial Results Summary

Revenue totaled $39.9 million in the fourth quarter of fiscal 2023, compared with $29.7 million in the year-earlier period, driven by growth in both segments. For fiscal full-year 2023, revenue was $142.5 million compared with $117.5 million in fiscal full-year 2022.

Hardware revenue in the fourth quarter of fiscal 2023 was $12.6 million, compared with $8.4 million in the fourth quarter of fiscal 2022. Supplies revenue was $22.0 million in the fourth quarter of fiscal 2023 versus $18.3 million in the fourth quarter of fiscal 2022. Revenue from Service/Other was $5.3 million in the fourth quarter of fiscal 2023, compared with $3.1 million in the fourth quarter of fiscal 2022. For fiscal full-year 2023, hardware revenue was $42.4 million, compared with $31.5 million in fiscal full-year 2022. Supplies revenue was $82.1 million in fiscal 2023 versus $73.2 million in fiscal 2022. Revenue from Service/Other was $18.0 million in fiscal 2023, compared with $12.7 million in fiscal 2022.

Gross profit was $13.6 million, or 34.0% of revenue, in the fourth quarter of fiscal 2023, compared with $9.8 million, or 32.8% of revenue, in the fourth quarter of fiscal 2022. The increase primarily reflected the effect of higher revenue and lower manufacturing costs due to an easing of supply chain pressures in the 2023 period.

For fiscal 2023, gross profit was $48.2 million, or 33.8% of revenue, compared with $43.7 million, or 37.2% of revenue, in fiscal 2022. The increase in gross profit dollars was driven by higher revenue in 2023, while the decrease in margin percentage was primarily due to the mix impact of Astro Machine’s lower gross margins. On a non-GAAP basis, excluding the effect of employee retention credit under the CARES Act, gross profit in fiscal 2022 was $42.1 million, or 35.8% of revenue. There were no non-GAAP adjustments to gross profit in fiscal 2023.

Operating expenses totaled $11.5 million in the fourth quarter of fiscal 2023, up 14.9% compared with $10.0 million in the fourth quarter of fiscal 2022. For fiscal full-year 2023, operating expenses were $42.7 million, compared with $39.5 million in fiscal full-year 2022. On a non-GAAP basis, excluding the Astro Machine acquisition costs, operating expenses were $42.0 million in fiscal 2023, compared with $40.0 million in fiscal 2022, which excludes the employee retention credit under the CARES Act.

Operating income was $2.1 million in the fourth quarter of fiscal 2023, compared with an operating loss of $0.2 million in the fourth quarter of fiscal 2022. For fiscal full-year 2023, operating income was $5.4 million, compared with $4.3 million in fiscal full-year 2022. On a non-GAAP basis, excluding the Astro Machine acquisition costs, operating income was $6.2 million in fiscal 2023, compared with $2.1 million in fiscal 2022, which excludes the employee retention credit under the CARES Act.

Net income was $1.4 million, or $0.18 per diluted share, in the fourth quarter of fiscal 2023 compared with a net loss of $0.8 million, or $0.10 per share, in the fourth quarter of fiscal 2022. For fiscal full-year 2023, net income was $2.7 million, or $0.36 per diluted share, compared with net income of $6.4 million, or $0.88 per diluted share, in fiscal full-year 2022. On a non-GAAP basis, excluding the Astro Machine acquisition costs, net income was $3.2 million, or $0.43 per diluted share in fiscal 2023, compared with net income of $0.9 million, or $0.12 per diluted share in fiscal 2022, which excludes the ERP write-off expense, the employee retention credit under the CARES Act and the PPP loan forgiveness.

Earnings before interest, taxes, depreciation and amortization (EBITDA) was $3.5 million for the fourth-quarter of 2023, compared with $0.6 million for the same period in fiscal 2022. For fiscal full-year 2023, EBITDA was $9.1 million versus $11.7 million for fiscal full-year 2022. Excluding the Astro Machine acquisition costs, EBITDA was $9.8 million in fiscal 2023, compared with $5.8 million in fiscal 2022, which excludes the ERP write-off expense, the employee retention credit and the PPP loan forgiveness.

Adjusted EBITDA, which the Company defines as earnings before interest, taxes, depreciation, amortization and share-based compensation, was $3.9 million for the fourth quarter of fiscal 2023, compared with $0.8 million in the fourth quarter of fiscal 2022. For fiscal full-year 2023, Adjusted EBITDA was $10.3 million, compared with $13.2 million in fiscal 2022. On a further basis, excluding the Astro Machine acquisition costs, Adjusted EBITDA was $11.1 million in fiscal 2023 compared with $7.3 million in fiscal 2022, which excludes the ERP write-off expense, the employee retention credit under the CARES Act and the PPP loan forgiveness.

Bookings in the fourth quarter of fiscal 2023 were $36.6 million, compared with $32.9 million in the fourth quarter of fiscal 2022, reflecting an increase in orders for both segments. Bookings were $138.6 million in fiscal full-year 2023, compared with $128.6 million in fiscal full-year 2022.

Backlog as of January 31, 2023 was $35.8 million versus $27.8 million at the end of fiscal 2022.

Earnings Conference Call

AstroNova will discuss its fourth-quarter and fiscal full-year 2023 financial results in an investor conference call at 9:00 a.m. ET today. To participate on the conference call, please dial (844) 200-6205 (U.S. and Canada) or (929) 526-1599 (International) approximately 10 minutes prior to the start time and enter access code 729026. A real-time and an archived audio webcast of the call will be available through the “Investors” section of the AstroNova website, https://investors.astronovainc.com.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this news release contains the non-GAAP financial measures non-GAAP gross profit excluding the employee retention credit under the CARES Act; non-GAAP operating expenses excluding Astro Machine acquisition costs; non-GAAP operating expenses excluding employee retention credit under the CARES Act; non-GAAP operating income excluding Astro Machine acquisition costs; non-GAAP operating income excluding employee retention credit under the CARES Act; non-GAAP net income and earnings per share, diluted, excluding Astro Machine acquisition costs; non-GAAP net income and earnings per share, diluted, excluding ERP write-off expense, employee retention credit under the CARES Act and PPP loan forgiveness; EBITDA and Adjusted EBITDA; EBITDA and Adjusted EBITDA excluding Astro Machine acquisition costs; EBITDA and Adjusted EBITDA excluding the ERP write-off expense, the employee retention credit under the CARES Act and the PPP loan forgiveness; and non-GAAP segment operating profit excluding the employee retention credit under the CARES Act.

AstroNova believes that the inclusion of these non-GAAP financial measures helps investors gain a meaningful understanding of changes in the Company’s core operating results and can help investors who wish to make comparisons between AstroNova and other companies on both a GAAP and a non-GAAP basis. AstroNova’s management uses these non-GAAP financial measures, in addition to GAAP financial measures, as the basis for measuring its core operating performance and comparing such performance to that of prior periods and to the performance of its competitors. These measures are also used by the Company’s management to assist with their financial and operating decision-making. Please refer to the financial reconciliation tables included in this news release for a reconciliation of GAAP measures to the most directly comparable non-GAAP measures for the three and 12 months ended January 31, 2023 and 2022.

About AstroNova

AstroNova, Inc. (NASDAQ: ALOT), a global leader in data visualization technologies since 1969, is focused on designing, manufacturing, distributing and servicing a broad range of products that acquire, store, analyze and present data in multiple formats. The Company's Product Identification segment offers a complete line-up of label and direct-to-package printing hardware and supplies, allowing customers to mark, track and enhance their products' appearance. Supported by AstroNova's customer application experts and technology leadership in printing, material science and high-speed data processing, customers benefit from an optimized, "total solution" approach. The Test & Measurement segment includes the AstroNova Aerospace business unit. This segment designs and manufactures flight deck printers, networking hardware and related accessories serving the world's aerospace and defense industries with proven advanced airborne technology solutions for the cockpit, the cabin and so much more. AstroNova is a member of the Russell Microcap® Index and the LD Micro Index (INDEXNYSEGIS: LDMICRO). Additional information is available by visiting https://astronovainc.com/.

Forward-Looking Statements

Information included in this news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, but rather reflect our current expectations concerning future events and results. These statements may include the use of the words “believes,” “expects,” “intends,” “plans,” “anticipates,” “likely,” “continues,” “may,” “will,” and similar expressions to identify forward-looking statements. Such forward-looking statements, including those concerning the Company’s anticipated performance, involve risks, uncertainties and other factors, some of which are beyond our control, which may cause our actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. These risks, uncertainties and factors include, but are not limited to, (i) the risk that we may not be able to realize the expected synergies from our acquisition of Astro Machine, (ii) the risk that apparent improvements in the Aerospace and Defense sectors may not continue and (iii) those factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2021 and subsequent filings AstroNova makes with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The reader is cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this news release.

ASTRONOVA, INC.
Condensed Consolidated Statements of Income
In Thousands Except for Per Share Data
(Unaudited)

	Three Months Ended		Twelve Months Ended
	January 31, 2023	January 31, 2022	January 31, 2023	January 31, 2022
Revenue	$39,853	$29,700	$142,527	$117,480
Cost of Revenue	26,291	19,949	94,371	73,741
Gross Profit	13,562	9,751	48,156	43,739
Total Gross Profit Margin	34.0%	32.8%	33.8%	37.2%
Operating Expenses:
Selling & Marketing	6,686	6,247	24,456	23,177
Research & Development	1,801	1,549	6,822	6,753
General & Administrative	2,978	2,182	11,435	9,553
Total Operating Expenses	11,465	9,978	42,713	39,483
Operating Income	2,097	(227)	5,443	4,256
Total Operating Margin	5.3%	-0.8%	3.8%	3.6%
Other Income (Expense), net:
Interest Expense	(592)	(150)	(1,678)	(677)
Gain (Loss) on Foreign Currency Transactions	140	(57)	(474)	(288)
Gain on Extinguishment of Debt - PPP Loan	-	-	-	4,466
Loss on Disposal of Assets	-	-	-	(696)
Other, net	85	(17)	119	(27)
	(367)	(224)	(2,033)	2,778

Income (Loss) Before Taxes	1,730	(451)	3,410	7,034
Income Tax Provision	367	308	749	605
Net Income (Loss)	$1,363	$(759)	$2,661	$6,429
Net Income (Loss) per Common Share - Basic	$0.19	$(0.10)	$0.36	$0.89
Net Income (Loss) per Common Share - Diluted	$0.18	$(0.10)	$0.36	$0.88

Weighted Average Number of Common Shares - Basic	7,330	7,237	7,307	7,207
Weighted Average Number of Common Shares - Diluted	7,406	7,237	7,374	7,339

ASTRONOVA, INC.
Balance Sheet
In Thousands
(Unaudited)

	January 31, 2023	January 31, 2022

ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$3,946	$5,276
Accounts Receivable, net	21,598	17,124
Inventories, net	51,324	34,609
Employee Retention Credit Receivable	-	3,135
Prepaid Expenses and Other Current Assets	2,894	3,634
Total Current Assets	79,762	63,778
PROPERTY, PLANT AND EQUIPMENT	55,394	50,821
Less Accumulated Depreciation	(41,106)	(39,380)
Property, Plant and Equipment, net	14,288	11,441
OTHER ASSETS
Intangible Assets, net	20,702	19,200
Goodwill	14,658	12,156
Deferred Tax Assets	6,740	5,591
Right of Use Asset	794	1,094
Other Assets	1,566	1,695
TOTAL ASSETS	$138,510	$114,955
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts Payable	$8,617	$8,590
Accrued Compensation	2,750	3,512
Other Liabilities and Accrued Expenses	3,337	4,113
Revolving Line of Credit	15,900	-
Current Portion of Royalty Obligation	2,100	2,000
Current Portion of Long-Term Debt	1,625	1,000
Current Liability – Excess Royalty Payment Due	423	235
Income Taxes Payable	786	323
Deferred Revenue	1,860	262
Total Current Liabilities	37,398	20,035
NON-CURRENT LIABILITIES
Long-Term Debt, net of current portion	12,040	8,154
Royalty Obligation, net of current portion	2,985	4,361
Lease Liability, net of current portion	555	808
Income Taxes Payable	491	399
Deferred Income	674	-
Deferred Tax Liabilities	-	186
TOTAL LIABILITIES	54,143	33,943
SHAREHOLDERS’ EQUITY
Common Stock	534	528
Additional Paid-in Capital	61,131	59,692
Retained Earnings	59,175	56,514
Treasury Stock	(34,235)	(33,974)
Accumulated Other Comprehensive Loss, net of tax	(2,238)	(1,748)
TOTAL SHAREHOLDERS’ EQUITY	84,367	81,012
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$138,510	$114,955

ASTRONOVA, INC.
Revenue and Segment Operating Profit (Loss)
In Thousands
(Unaudited)

	Revenue		Segment Operating Profit (Loss)		Revenue		Segment Operating Profit (Loss)
	Three Months Ended		Three Months Ended		Twelve Months Ended		Twelve Months Ended
	January 31, 2023	January 31, 2022	January 31, 2023	January 31, 2022	January 31, 2023	January 31, 2022	January 31, 2023	January 31, 2022
Product Identification	$28,105	$22,396	$1,869	$1,460	$103,089	$90,915	$7,889	$10,411
Test & Measurement	11,748	7,304	3,206	495	39,438	26,565	8,989	3,398
Total	$39,853	$29,700	5,075	1,955	$142,527	$117,480	16,878	13,809
Corporate Expenses			2,978	2,182			11,435	9,553
Operating Income			2,097	(227)			5,443	4,256
Other Income (Expense), net			(367)	(224)			(2,033)	2,778
Income (Loss) Before Income Taxes			1,730	(451)			3,410	7,034
Income Tax Provision			367	308			749	605
Net Income (Loss)			$1,363	$(759)			$2,661	$6,429

ASTRONOVA, INC.
Reconciliation of GAAP to Non-GAAP - Gross Profit
Amounts in Thousands
(Unaudited)

	Three Months Ended		Twelve Months Ended
	January 31, 2023	January 31, 2022	January 31, 2023	January 31, 2022
Gross Profit − GAAP	$13,562	$9,751	$48,156	$43,739

Employee Retention Credit, net	-	-	-	(1,641)

Gross Profit − Non-GAAP	$13,562	$9,751	$48,156	$42,098

ASTRONOVA, INC.
Reconciliation of GAAP to Non-GAAP - Operating Expenses
Amounts in Thousands
(Unaudited)

	Three Months Ended		Twelve Months Ended
	January 31, 2023	January 31, 2022	January 31, 2023	January 31, 2022
Operating Expenses − GAAP	$11,465	$9,978	$42,713	$39,483

Transaction Costs	$-	$-	$(716)	$-

Employee Retention Credit, net	-	-	-	489

Operating Expenses − Non-GAAP	$11,465	$9,978	$41,997	$39,972

ASTRONOVA, INC.
Reconciliation of GAAP to Non-GAAP - Operating Income (Loss)
Amounts in Thousands
(Unaudited)

	Three Months Ended		Twelve Months Ended
	January 31, 2023	January 31, 2022	January 31, 2023	January 31, 2022
Operating Income − GAAP	$2,097	$(227)	$5,443	$4,256

Transaction Costs	$-	$-	$716	$-

Employee Retention Credit, net	-	-	-	(2,130)

Operating Income − Non-GAAP	$2,097	$(227)	$6,159	$2,126

ASTRONOVA, INC.
Reconciliation of GAAP to Non-GAAP - Net Income (Loss)
Amounts in Thousands
(Unaudited)

	Three Months Ended		Twelve Months Ended
	January 31, 2023	January 31, 2022	January 31, 2023	January 31, 2022
Net Income (Loss) − GAAP	$1,363	$(759)	$2,661	$6,429

Transaction Costs	-	-	540	-

Oracle EnterpriseOne ERP Write-off	-	-	-	528

Employee Retention Credit, net	-	-	-	(1,615)

PPP Loan Forgiveness	-	-	-	(4,426)

Net Income (Loss) − Non-GAAP	$1,363	$(759)	$3,201	$916

ASTRONOVA, INC.
Reconciliation of GAAP to Non-GAAP - Diluted Earnings Per Share
(Unaudited)

	Three Months Ended		Twelve Months Ended
	January 31, 2023	January 31, 2022	January 31, 2023	January 31, 2022
Diluted Earnings Per Share − GAAP	$0.18	$(0.10)	$0.36	$0.88

Transaction Costs	-	-	0.07	-

Oracle EnterpriseOne ERP Write-off	-	-	-	0.07

Employee Retention Credit, net	-	-	-	(0.22)

PPP Loan Forgiveness	-	-	-	(0.60)

Diluted Earnings Per Share − Non-GAAP	$0.18	$(0.10)	$0.43	$0.12

ASTRONOVA, INC.
Reconciliation of Net Income (Loss) to EBITDA
Amounts in Thousands
(Unaudited)

	Three Months Ended		Twelve Months Ended
	January 31, 2023	January 31, 2022	January 31, 2023	January 31, 2022
Net Income (Loss) − GAAP	$1,363	$(759)	$2,661	$6,429
Interest Expense	592	150	1,678	675
Income Tax Expense (Provision)	367	308	749	605
Depreciation/Amortization	1,223	926	3,960	3,996
EBITDA	$3,545	$625	$9,048	$11,705
Net Income - Employee Retention Credit	-	-	-	(1,615)
Net Income - PPP Loan Forgiveness	-	-	-	(4,426)
Net Income - Oracle EnterpriseOne ERP Write-off	-	-	-	528
Net Income - Transaction Costs	-	-	540	-
Income Tax Expense - Employee Retention Credit	-	-	-	(515)
Income Tax Expense - PPP Loan Forgiveness	-	-	-	(40)
Income Tax Expense - Oracle EnterpriseOne ERP Write-off		-	-	168
Income Tax Expense - Transaction Costs	-	-	176	-
EBITDA	$3,545	$625	$9,764	$5,805

ASTRONOVA, INC.
Reconciliation of Net Income (Loss) to Adjusted EBITDA
Amounts in Thousands
(Unaudited)

	Three Months Ended		Twelve Months Ended
	January 31, 2023	January 31, 2022	January 31, 2023	January 31, 2022
Net Income (Loss) − GAAP	$1,363	$(759)	$2,661	$6,429
Interest Expense	592	150	1,678	675
Income Tax (Provision) Expense	367	308	749	605
Depreciation/Amortization	1,223	926	3,960	3,996
Share-Based Compensation	314	148	1,291	1,493
Adjusted EBITDA	$3,859	$773	$10,339	$13,198
Net Income - Employee Retention Credit	-	-	-	(1,615)
Net Income - PPP Loan Forgiveness	-	-	-	(4,426)
Net Income - Oracle EnterpriseOne ERP Write-off	-	-	-	528
Net Income - Transaction Costs	-	-	540	-
Income Tax Expense - Employee Retention Credit	-	-	-	(515)
Income Tax Expense - PPP Loan Forgiveness	-	-	-	(40)
Income Tax Expense - Oracle EnterpriseOne ERP Write-off	-	-	-	168
Income Tax Expense - Transaction Costs	-	-	176	-
Adjusted EBITDA	$3,859	$773	$11,055	$7,298

ASTRONOVA, INC.
Reconciliation of Segment GAAP to Non-GAAP Operating Income (Loss)
Amounts in Thousands
(Unaudited)

	Three Months Ended						Twelve Months Ended
	January 31, 2023			January 31, 2022			January 31, 2023			January 31, 2022
	Product Identification	Test & Measurement	Total	Product Identification	Test & Measurement	Total	Product Identification	Test & Measurement	Total	Product Identification	Test & Measurement	Total
Segment Operating Profit (Loss) - GAAP	$1,869	$3,206	$5,075	$1,460	$495	$1,955	$7,889	$8,989	$16,878	$10,411	$3,398	$13,809

Employee Retention Credit, net	-	-	-	-	-	-	-	-	-	(1,430)	(802)	(2,232)

Segment Operating Profit - Non-GAAP	$1,869	$3,206	$5,075	$1,460	$495	$1,955	$7,889	$8,989	$16,878	$8,982	$2,596	$11,578

Contacts

Scott Solomon
Senior Vice President
Sharon Merrill Associates, Inc.
(857) 383-2409
ALOT@investorrelations.com